July 5, 2023

Securities and Exchange Commission 100 F Street, N.E.
Washington, DC 20549

Commissioners:

We have read the statements made by Transphorm, Inc. under Item 4.01 of its Form 8-K dated July 6, 2023. We agree with the statements in Item 4.01(a) concerning our Firm in such Form 8- K; we are not in a position to agree or disagree with other statements of Transphorm, Inc. contained therein.

Very truly yours,
Marcum LLP

Marcum LLP ■ 500 W. Monroe Street ■ Suite 2000 ■ Chicago, Illinois 60661 ■ Phone 312.632.5000 ■ Fax 312.632.5001 ■ www.marcumllp.com